Exhibit 10.3

FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan

Incentive Stock Option Award Agreement

To: ______________:

FTI Consulting, Inc. (the “Company”) has granted you an award (the “Award”) of a stock option (the “Option”), under the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, effective as of June 7, 2017, as further amended from time to time (the “Plan”), exercisable for up to ________ shares (“Option Shares”) of common stock, $0.01 par value (“Common Stock”) of the Company (the “Shares”), at the exercise price of $____ per share (the “Exercise Price”). The effective “Date of Grant” will be __________ __, ____, subject to your promptly [electronically acknowledging and accepting] [executing and returning a copy of] this Agreement (as defined below) with respect to the Award.

This Incentive Stock Option Award Agreement (the “Agreement”) and the Award of the Option are made in consideration of your employment with the Company (as hereafter defined) and are subject to any applicable terms of the written employment arrangements, or successor agreement, as amended from time to time, to which you are subject (“Employment Agreement”), if applicable, between you (the “Executive”) and the Company or an Affiliate of the Company (the “Employer”). This Agreement incorporates the Plan and any terms and conditions relating to the Option or the Award contained in the Employment Agreement (if applicable) by reference, and specifies other applicable terms and conditions of your Award. You agree to accept as binding, conclusive, and final all decisions or interpretations of the Compensation Committee (the “Committee”) of the Board of Directors of the Company concerning any questions arising under this Agreement or the Plan with respect to the Award.

Copies of the Plan and the Prospectus for the Plan are attached or have otherwise been electronically provided to you. By executing this Agreement, you acknowledge that you have received copies of those documents and have read, understand and agree to all terms. You may request additional copies of those documents by contacting the Secretary of the Company at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210 (Phone: (410) 591-4867). You also may request from the Secretary of the Company copies of the other documents that make up a part of the Prospectus (described more fully at the end of the Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally.

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

The Glossary at the end of this Agreement includes definitions of capitalized words used in this Agreement. Unless otherwise noted, all terms not defined in this Agreement (including the Glossary) have the meanings given in the Plan or, if applicable, the Employment Agreement.

The Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the fullest extent permitted by that Section. The Company, however, does not warrant any particular tax consequences of the Option. Any portion of the Option that does not meet the applicable requirements under Code Section 422 will be treated as a nonstatutory stock option.

In addition to the terms, conditions, and restrictions set forth in the Plan or your Employment Agreement (if applicable), the following terms, conditions, and restrictions apply to the Option and the Option Shares:

(1) Exercise.  You may not exercise the Option before _______ __, ____, except as otherwise provided below.

aExcept as provided otherwise in this Agreement or your Employment Agreement (if applicable), so long as your Service continues through the applicable date upon which vesting is scheduled to occur, you may exercise the Option for up to [To Be Completed at Time of Award]____% of the Option Shares on or after ________ __, ____, an additional [To Be Completed at Time of Award]____% of the Option Shares on or after ________ __, ____, and an additional [To Be Completed at Time of Award]____% of the Option Shares on or after ________ __, ____, such that the Option will be exercisable for 100% of the Option Shares on ________ __, ____; except that none of the Option will become vested after your Service ceases unless otherwise provided in this Agreement or the Employment Agreement (if applicable).

b.The Option will expire at 5:00 p.m. Eastern Time on the tenth anniversary of the Grant Date.

c.Notwithstanding the foregoing or any provision of the Employment Agreement (if applicable) to the contrary, the Option shall be fully vested and exercisable (i) upon termination of the Executive’s Service as a result of the Executive’s death or Total and Permanent Disability or (ii) in the event that within one-year following a Change in Control, the Executive’s service with the Company and its Affiliates is involuntarily terminated by the Company (or successor thereto) or any of its Affiliates for any reason other than for “Cause” (as hereafter defined), death, Total and Permanent Disability or by the Executive  without “Good Reason” (as hereafter defined).

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

d.Except as provided in Sections 1(e) or (f) below, and subject to Executive’s continued compliance with Executive’s restrictive covenant obligations (including, without limitation, Executive’s non-compete obligations) under the Employment Agreement, if the Executive terminates Service for Good Reason or if the Company terminates Executive’s employment without Cause under circumstances other than as provided in Section 1(c)(ii) above, (A) the unvested portion of the  Option (if any) scheduled to become vested on the vesting date immediately following the effective date of such termination shall become vested on such scheduled vesting date (without regard to the otherwise applicable continued employment requirement and shall remain exercisable until the last day of the ninety-day period following such scheduled vesting date and (B) the vested portion of the Option on the effective date of such termination (without regard to the portion of the Option that will vest under clause (A) above) shall remain exercisable until the last day of the ninety-day period following the effective date of such termination; provided that if the post-termination exercise period stipulated in Executive’s Employment Agreement (if applicable) is longer than ninety-days, the applicable vested portion of the Option covered by this Clause (B) shall remain exercisable for such longer period.  Notwithstanding the foregoing, in no event shall the Option remain exercisable beyond the expiration date of the Option set forth in Section 1(b) hereof and any remaining unvested or unexercised portion of the Option will be immediately forfeited for no consideration. For the avoidance of doubt, the Option will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code Section 422”), with respect to any exercise that occurs more than three months after the effective date of such termination (except as otherwise permitted by Section 421 of the Internal Revenue Code of 1986, as amended (“Code Section 421”).

e.If you terminate Service due to your death or Total and Permanent Disability (as hereafter defined), the vested portion of the Option will remain exercisable for a 12-month period following Executive’s termination (but in no event beyond the expiration date of the Option set forth in Section 1(b) hereof) and any unexercised portion of the Option will be immediately forfeited for no consideration.

f.If the Executive’s Service is terminated by the Company with Cause or as a result of the Executive’s voluntary resignation or retirement without Good Reason, the unexercised Option (vested and not vested) will be immediately forfeited for no consideration.

g.You may exercise the vested portion of the Option only in multiples of whole Option Shares and may not exercise the Option as to fewer than one hundred Option Shares (unless the Option is then exercisable for fewer than one hundred Option Shares) at any one time. Fractional shares will be eliminated and the Company will not make any cash or other payments in settlement of fractional shares.

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

(2)Method of Exercise.  Subject to this Agreement or the Plan, you may exercise the Option only by notice to the Company, in such form and manner as the Committee may require, on or before the Option’s expiration date or earlier forfeiture. Each such notice must:

a.state the election to exercise the Option and the number of Option Shares with respect to which it is being exercised; and

b.contain such representations as the Company may require.

c.e accompanied by full payment of the Exercise Price in cash or through net settlement, whereby the Company shall withhold a number of Option Shares with an equivalent value to the required full payment of the exercise price of the number of Option Shares for which the Option has been exercised, rounded up to the nearest whole share, or, if the Company so determines, through broker assisted cashless exercise. The Exercise Price may be paid to the Company via cash, check, money order or wire transfer or the withholding of Option Shares, as applicable, or subject to such limits as the Committee may impose, from time to time, tender (via actual delivery or attestation) of other shares of the Company’s Common Stock previously owned by you. The Company shall not make any cash or other payment in settlement of fractional Option Shares withheld to net settle the exercise price of all or a portion of the Option.

For all purposes of this Agreement and the Plan, the date of exercise will be the date on which you have delivered the notice and any required payment (or, in the case of a broker-assisted cashless exercise, irrevocable broker instructions) acceptable to the Committee to the Company.

(3)Notice of Certain Disposition.  You agree to give prompt notice to the Company if you dispose of any Option Shares acquired upon exercise of the Option within one (1) year after you acquire them or within two (2) years after the Date of Grant.

(4)Forfeiture.  [To be Completed at Time of Award]

[Subject to Section 1 hereof, you will forfeit any unvested portion of the Option, and any vested portion of the Option (as provided in Section 1(f), upon the termination of your Service relationship with the Company. If you cease to be a “common law employee” of the Company or any of its Affiliates but you continue to provide bona fide Services (which shall not include any period of salary continuation commencing after termination due to your Employment Agreement (if applicable) or any Company severance plan) to the Company or any of its Affiliates following such cessation in a

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

different capacity, including without limitation as a director, consultant or independent contractor, then a termination of your employment or Service relationship will not be deemed to have occurred for purposes of this Agreement upon such change in capacity. However, the Option will not be treated as an “incentive stock option” within the meaning of Code Section 422 with respect to any exercise that occurs more than three months after such cessation of the common law employee relationship (except as otherwise permitted by Code Section 421. In the event that your employment or Service relationship is with a business, trade or entity that, after the Date of Grant, ceases for any reason to be part of the Company or an Affiliate, your employment or Service relationship will be deemed to have terminated for purposes of this Agreement upon such cessation if your employment or Service relationship does not continue uninterrupted immediately thereafter with the Company, an Affiliate of the Company or the acquirer of the Company upon a Change in Control.]

(5)Stock Certificates.  As soon as practicable after exercise of the Option, the Company will deliver a Common Stock certificate to you, or deliver Option Shares electronically or in certificate form to your designated broker on your behalf, for the Option Shares issued upon exercise. Any Common Stock certificates delivered or Option Shares delivered electronically will, unless the Option Shares are registered and such registration is in effect, or an exemption from registration is available, under applicable federal and state law, bear a legend (or electronic notation) restricting transferability of such Option Shares. If you are deceased (or in case of your Total and Permanent Disability and if necessary) at the time that a delivery of Option Shares is to be made, the Option Shares will be delivered in accordance with the instructions received from your executor, administrator, legally authorized guardian or personal representative.

(6)Postponement of Exercise.  The Company may postpone the exercise of any portion of the Option Shares for so long as the Company determines to be necessary or advisable to satisfy the following, subject to the limitations of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”):

a.the completion or amendment of any registration of the Option Shares or satisfaction of any exemption from registration under any securities law, rule or regulation;

b.compliance with any requests for representations; and

c.receipt of proof satisfactory to the Company that a person seeking to exercise the Option on your behalf upon your Total and Permanent Disability (if necessary), or upon your estate’s behalf after your death, is authorized and entitled to exercise the Option.

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

(7)Non-Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement alters your at-will or other employment status pursuant to your Employment Agreement (if applicable) or other Service relationship with your Employer and the Company.  This Agreement is not to be construed as a contract of employment or Service relationship between the Company (or your Employer) or any of its Affiliates and you, nor as a contractual right of you to continue in the employ of, or in a Service relationship with, the Company (or your Employer) or any of its Affiliates for any period of time.  This Agreement does not limit in any manner the right of the Company or Employer to discharge you at any time with or without Cause or notice and whether or not such discharge results in the forfeiture of the Award, Option and Option Shares or any other adverse effect on your interests under the Plan.

(8)Entire Agreement.  This Agreement, inclusive of the Plan and the terms of the Employment Agreement (if applicable) incorporated into this Agreement, contain the entire agreement between you and the Company with respect to the Award, Option and Option Shares. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award, Option and Option Shares are superseded by this Agreement and are void and ineffective for all purposes.

(9)Rights as Stockholder.  You understand and agree that you will not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares underlying the Option unless and until they have been issued to you after exercise of this Option and payment for the Option Shares.

(10)Restrictions on Transfer.  This Option cannot be assigned, transferred, pledged, hypothecated, hedged or disposed of in any way and cannot be subject to execution, attachment or similar process; however, the Option is transferable by way of will or the laws of descent and distribution.  Any sale or transfer, pledge, hedge, hypothecation, encumbrance or other disposition, or purported sale or transfer, pledge, hedge, hypothecation, encumbrance or other disposition, shall be null and void.  The Company will not be required to recognize on its books any action taken in contravention of these restrictions.  During your lifetime, only you (or, upon death your estate or personal representative, or your Total and Permanent Disability and if necessary, a guardian or legal representative) may exercise the Option.

(11)Company’s Rights.  You understand and agree that the existence of this Option will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(12)Tax Withholding.  At the time of exercise, the Company or its Affiliates may withhold from your payroll or any other payment due to you, and you agree to make adequate provision for, all taxes required by law to be withheld in connection with the Option. The Company or its Affiliates may require you to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option and delivery of the Option Shares. The Company may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option either by electing to have the Company withhold from the Option Shares to be issued upon exercise that number of Option Shares, or by electing to deliver to the Company already-owned shares of Common Stock of the Company, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

(13)Governing Law.  The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, will be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect to the Award, the Option or the Option Shares will be brought in the federal or state courts in the districts, which include Baltimore, Maryland, and you agree and submit to the personal jurisdiction and venue thereof.

(14)  Adjustments.  The Committee shall make various adjustments to your Option, including adjustments to the number and type of securities subject to the Option and the Exercise Price, in accordance with the terms of the Plan. In the event of any transaction resulting in a Change in Control of the Company, the Option will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of the Option by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, you will be permitted, immediately before the Change in Control, to exercise the Option.

(15)Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; however, this Agreement may not be modified in a manner that would have a materially adverse effect on the Award, Option or Option Shares, as

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

determined by the Committee, except as provided in the Plan, the Employment Agreement (if applicable) or in a written document signed by you and the Company.

(16)Notice.  Any notice that you are required to give the Company under this Agreement must be delivered to the Secretary of the Company or his or her designee at the principal executive office of the Company. Notice will be deemed to have been duly delivered when received by the Secretary or his or her designee in such form and manner as the Company finds to be acceptable.

(17)Conformity and Conflict.  Unless otherwise specifically provided in this Agreement, in the event of any conflict, ambiguity or inconsistency between or among any term in this Agreement, the Plan or your Employment Agreement (if applicable), the provisions of, first, the Plan, second, this Agreement, and lastly, your Employment Agreement (if applicable), will control in that order of priority, except in the case of Section 13 of this Agreement, which will control in all cases.

(18)Severability.  If a court of competent jurisdiction (or arbitrator(s), as applicable) determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect.   Further, it is the parties' intent that any court order (or decision of arbitrator(s) as applicable) striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties' under this Agreement.

(19)Further Assurances.  You agree to use your reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for your benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(20)Headings.  Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

(21)Counterparts.  This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which will be deemed an original, but all of which together will constitute the same instrument.

(22)Code Section 409A Compliance.  Although the Company does not guarantee the tax treatment of the Option or any Option Shares hereunder, the intent of the parties is that the Option and the Option Shares under this Agreement be exempt

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

from, or comply with, Code Section 409A and the treasury regulations and other official guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in a manner consistent therewith.

{The Glossary follows on the next page}

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

GLOSSARY

(a)“Cause” has the meaning ascribed to such term or words of similar import in your Employment Agreement.

(b)“Change in Control” shall have the meaning ascribed to such term under the Plan, provided that, such event is also a “change in control event” as described in Code Section 409A.

(c)“Good Reason” has the meaning ascribed to such term or words of similar import in your Employment Agreement.

(d)“Service” means your employment or other Service relationship with the Company or your Employer so long as your Employer is an Affiliate of the Company, except that if you cease to be a “common law employee” of the Company or any of its Affiliates but you continue to provide bona fide Services (which shall not include any period of salary continuation commencing after termination due to your Employment Agreement (if applicable) or any Company severance plan) to the Company or any of its Affiliates following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a termination of your employment or Service relationship will not be deemed to have occurred for purposes of this Agreement upon such change in capacity. In the event that your employment or Service relationship is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part of the Company or an Affiliate, your employment or Service relationship will be deemed to have terminated for purposes of this Agreement upon such cessation if your employment or Service relationship does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.

(e)“Total and Permanent Disability” has the meaning ascribed to such term or words of similar import in your Employment Agreement (if applicable) and, in the absence of an effective Employment Agreement (if applicable), means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in your death or which has lasted or can be expected to last for a continuous period of not less than twelve months.  The Committee may require such proof of Total and Permanent Disability as the Committee in its sole discretion deems appropriate and the Committee’s good faith determination as to whether and when you are totally and permanently disabled will be final and binding on all parties concerned.

(f)“You,” “Your” means the recipient of the Award as reflected in the first paragraph of this Agreement.  Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Award may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

{Signature page follows}

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement

[IN WITNESS WHEREOF, this Agreement is dated and has been executed as of the date electronically accepted and acknowledged by the Award recipient.]

[IN WITNESS WHEREOF, the Company and the award recipient have caused this Agreement to be executed as of the ___ day of _____, ___.

FTI CONSULTING, INC.

By:
Name
Title:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.]

AWARD RECIPIENT

2017 Omnibus Incentive Compensation Plan

Executive LTIP ISO Award Agreement